Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial information of LHC Group, Inc. (“LHCG” or the “Company”) and has been prepared to reflect the acquisition of Deaconess HomeCare, LLC, (“Deaconess”) a subsidiary of BioScrip, Inc. (“BioScrip”). The pro forma data in the unaudited pro forma condensed combined balance sheets as of March 31, 2014 assume that the acquisition of Deaconess by LHCG was completed on that date. The data in the unaudited pro forma condensed combined statements of income for the year ended December 31, 2013 and the three months ended March 31, 2014 assume the acquisition was completed at the beginning of each period.

The Company accounts for business combinations under Generally Accepted Accounting Principles (“GAAP”) pursuant to ASC 805. In accordance with ASC 805, the Company recognizes, separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interests in an acquiree, generally at the acquisition date fair value as defined by ASC 805. Goodwill as of the acquisition date is measured as the amount (if any) by which the consideration transferred, which is generally measured at fair value, exceeds the net of the acquisition date fair value amounts of the identifiable assets acquired and the liabilities assumed.

The Company has made significant assumptions and estimates in determining the preliminary allocation of the purchase price for purposes of preparing the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuation of certain tangible and intangible assets acquired and liabilities assumed in connection with the acquisition. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses associated with these items.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements also do not reflect operating efficiencies and associated cost savings that the Company may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2013.

LHC GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

MARCH 31, 2014

(Amounts in thousands)

	LHCG	Deaconess	Pro Forma adjustments related to Acquisition			Pro Forma
ASSETS
Current assets:
Cash	$3,395	$—	$—			$3,395
Receivables:
Patient accounts receivable, net	84,470	12,014	(771)	(a	)	95,713
Other receivables	730	—	—			730
Amounts due from governmental entities	1,166	—	—			1,166

Total receivables, net	86,366	12,014	(771)			97,609
Deferred income taxes	9,655	—	—			9,655
Prepaid income taxes	3,821	—				3,821
Prepaid expenses	7,361	242	(6)	(a	)	7,597
Other current assets	4,186	—	—			4,186

Total current assets	114,784	12,256	(777)			126,263
Property, building and equipment, net	31,273	402	—			31,675
Goodwill	196,358	237	(237)	(c	)
			28,395	(d	)	224,753
Intangible assets, net	62,047	15,400	(15,400)	(c	)
			22,678	(a	)	84,725
Other assets	63,638	28	(59,500)	(e	)	4,166

Total assets	$468,100	$28,323	$(24,841)			$471,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$17,587	$1,033	$178	(a	)	$18,798
Salaries, wages and benefits payable	24,521	2,295	(24)	(a	)	26,792
Self insurance reserve	6,502	—	—			6,502
Current portion of long-term debt	222	—	—			222
Amounts due to governmental entities	3,664	—	—			3,664

Total current liabilities	52,496	3,328	154			55,978
Deferred income taxes	29,859	4,273	(4,273)	(f	)	29,859
Income tax payable	3,415	—	—			3,415
Revolving credit facility	70,000	—	—			70,000
Long-term debt, less current portion	953	—	—			953

Total liabilities	156,723	7,601	(4,119)			160,205
Noncontrolling interest - redeemable	10,797	—	—			10,797
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Common stock	219	—	—			219
Treasury stock	(35,442)	—	—			(35,442)
Additional paid-in capital	105,476	—	—			105,476
Retained earnings	227,602	20,722	(20,722)	(g	)	227,602

Total LHC Group, Inc. stockholders’ equity	297,855	20,722	(20,722)			297,855
Noncontrolling interest - non-redeemable	2,725	—	—			2,725

Total stockholders’ equity	300,580	20,722	(20,722)			300,580

Total liabilities and stockholders’ equity	$468,100	$28,323	$(24,841)			$471,582

LHC GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

THREE MONTHS ENDED MARCH 31, 2014

(Amounts in thousands, except share and per share data)

	LHCG	Deaconess	Pro Forma Adjustments Related to Acquisition			Pro Forma
Net service revenue	$163,681	$17,541				$181,222
Cost of service revenue	97,334	10,637	502	(h	)	108,473

Gross margin	66,347	6,904	(502)			72,749
Provision for bad debts	3,362	350				3,712
General and administrative expenses	54,612	5,881	167	(h	)
			(267)	(i	)
			52	(j	)	60,445

Operating income	8,373	673	(454)			8,592
Interest expense	(388)	—	(265)	(k	)	(653)
Non-operating income	33	2	—			35

Income before income taxes and noncontrolling interests	8,018	675	(719)			7,974
Income tax expense	2,923	—	(19)	(b	)	2,904

Net income	5,095	675	(700)			5,070
Less net income attributable to noncontrolling interests	1,027	—	—			1,027

Net income attributable to LHC Group, Inc.’s common stockholders	$4,068	$675	(700)			$4,043

Earnings per share - basic:
Net income attributable to LHC Group, Inc.’s common stockholders	$0.24					$0.24
Earnings per share - diluted:
Net income attributable to LHC Group, Inc.’s common stockholders	$0.24					$0.23
Weighted average shares outstanding:
Basic	17,148,043					17,148,043
Diluted	17,268,716					17,268,716

LHC GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

TWELVE MONTHS ENDED DECEMBER 31, 2013

(Amounts in thousands, except share and per share data)

	LHCG	Deaconess	Pro Forma Adjustments Related to Acquisition			Pro Forma
Net service revenue	$658,283	$72,277				$730,560
Cost of service revenue	383,464	43,260	2,176	(h	)	428,900

Gross margin	274,819	29,017	(2,176)			301,660
Provision for bad debts	13,929	1,331	—			15,260
General and administrative expenses	214,133	21,620	725	(h	)
			206	(j	)	236,684

Operating income	46,757	6,066	(3,107)			49,716
Interest expense	(1,995)	—	(1,273)	(k	)	(3,268)
Non-operating income	243	7	—			250

Income before income taxes and noncontrolling interests	45,005	6,073	(4,380)			46,698
Income tax expense	15,859	—	697	(b	)	16,556

Net income	29,146	6,073	(5,077)			30,142
Less net income attributable to noncontrolling interests	6,804	—	—			6,804

Net income attributable to LHC Group, Inc.’s common stockholders	$22,342	$6,073	(5,077)			$23,338

Earnings per share - basic:
Net income attributable to LHC Group, Inc.’s common stockholders	$1.31					$1.37
Earnings per share - diluted:
Net income attributable to LHC Group, Inc.’s common stockholders	$1.30					$1.36
Weighted average shares outstanding:
Basic	17,049,794					17,049,794
Diluted	17,132,751					17,132,751

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1. BASIS OF PRO FORMA PRESENTATION

On February 1, 2014, the Company announced that it entered into a definitive stock purchase agreement to acquire Deaconess HomeCare, LLC, (“Deaconess”) a subsidiary of BioScrip, Inc. (“BioScrip”), for $60 million in cash, subject to post-closing net working capital adjustments (as adjusted, the “Purchase Price”).

On April 1, 2014, the Company acquired 32 home health, hospice, and community-based service agencies located in Mississippi, Tennessee, Kentucky and Illinois at a final purchase price of $59.5 million in cash, subject to post-closing net working capital adjustments, from Deaconess HomeCare, LLC (the “Acquisition”).

The unaudited pro forma condensed combined financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.

NOTE 2. PRELIMINARY PURCHASE PRICE

Pursuant to the Company’s business combinations accounting policy, the total preliminary purchase price for the Acquisition was first allocated to the acquired net tangible assets (tangible assets reduced by assumed liabilities) and intangible assets based upon their preliminary fair values as set forth below. Then, the amount by which the total preliminary purchase price exceeded the preliminary fair value of the net tangible assets and intangible assets was recorded as goodwill. This allocation of the purchase price was based upon a preliminary valuation of the acquired net tangible and intangible assets, and the Company’s estimates and assumptions are subject to change within the measurement period. Any change in the fair value of the acquired net tangible assets (tangible assets reduced by assumed liabilities) and intangible assets of the Acquisition will change the amount of the purchase price allocable to goodwill. The final purchase price allocation may differ materially from the allocation presented below.

The Company’s preliminary purchase price allocation for the Acquisition is as follows (amounts in thousands):

Net working capital	$7,996
Identifiable intangible assets	22,678
Net tangible assets (liabilities)	431
Goodwill	28,395

Total purchase price	$59,500

NOTE 3. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements give effect to the following pro forma adjustments:

(a)	Reflects changes to acquired assets and assumed liabilities in order to adjust those acquired assets and assumed liabilities to their preliminary fair value. Management has used certain estimates and assumptions in determining those preliminary fair values, however, management’s detailed analysis on the individual assets and liabilities has not yet been fully completed as of the date of this filing. Therefore, management’s determination of the final actual fair values may differ materially from these estimates of preliminary fair values.

(b)	Reflects the income tax effect of pro forma adjustments calculated using an estimated effective income tax rate.

(c)	Reflects the elimination of Deaconess’ goodwill and other intangible assets, as required under GAAP using the acquisition method of accounting.

(d)	Reflects the allocation of excess purchase price over Deaconess’ recorded assets and liabilities, as required under GAAP under the acquisition method of accounting.

(e)	Reflects the reclassification of the $59.5 million purchase price paid for the Acquisition.

(f)	Reflects the elimination of all Deaconess deferred tax liabilities as in conjunction with the Company’s tax basis elections under IRS Section 338(h)(10) the book and tax basis of the assets and liabilities acquired and assumed are the same.

(g)	Reflects the elimination of Deaconess’ stockholders’ equity, as required under GAAP using the acquisition method of accounting.

(h)	Reflects the calculation of the employer portion of self insurance costs related to the employee health insurance benefit plan for all Deaconess acquired employees who have elected to participate in the Company’s health insurance benefit plan.

(i)	Reflects the removal of acquisition costs related to the Acquisition, principally comprised of legal fees and third-party consulting costs which were directly attributable to the transaction itself.

(j)	Reflects the estimated impact on amortization for the preliminary fair value of non-compete agreements obtained for the benefit of the Company in connection with the Acquisition in the amount of $0.6 million, which will be amortized over a three year period. The Company is in the process of reviewing and evaluating the non-compete agreements. As such, the actual final fair values assigned to these assets may differ materially from the estimates of preliminary fair values. Additionally, the final impact on amortization expense may also be materially different than the estimates of amortization expense provided herein.

(k)	Reflects the estimated impact of additional debt incurred by the Company associated with the Acquisition, calculating interest expense using the Company’s current London Interbank Offered Interest Rate of 2.40% for the Company’s credit facility.